Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                     among

                               ACTIVISION, INC.,

                          ACTIVISION PUBLISHING, INC.,

                            SHABA ACQUISITION, INC.,

                               SHABA GAMES, LLC,

                     THE PERSONS LISTED ON EXHIBIT A HERETO

                                 as the Members



                           Dated as of March 26, 2002

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                               Table of Contents
                                                                            Page

ARTICLE I       THE MERGER.....................................................1
  1.1.          The Merger.....................................................1
  1.2.          The Closing....................................................2
  1.3.          Effective Time.................................................2
  1.4.          Certificate of Incorporation; By-Laws..........................2
  1.5.          Directors and Officers.........................................2
  1.6.          Dissenting Shares..............................................2

ARTICLE II      MERGER CONSIDERATION; CONVERSION OF SHARES; TAX TREATMENT......3
  2.1.          Merger Consideration...........................................3
  2.2.          Conversion of Merger Subsidiary Shares.........................3

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF SHABA AND THE MEMBERS........4
  3.1.          Organization...................................................4
  3.2.          Authorization, Validity and Effect of Agreement................4
  3.3.          Capitalization.................................................4
  3.4.          No Subsidiaries................................................5
  3.5.          Other Interests................................................5
  3.6.          No Violation...................................................5
  3.7.          Investment Intent..............................................5
  3.8.          Financial Statements; Undisclosed Liabilities..................6
  3.9.          Litigation.....................................................6
  3.10.         Absence of Certain Changes.....................................6
  3.11.         Taxes..........................................................8
  3.12.         Books and Records..............................................9
  3.13.         Properties.....................................................9
  3.14.         Environmental Matters.........................................10
  3.15.         No Brokers....................................................11
  3.16.         Related Party Transactions....................................11
  3.17.         Contracts and Commitments.....................................11
  3.18.         Employee Matters and Benefit Plans............................12
  3.19.         Intellectual Property.........................................16
  3.20.         Consents......................................................19
  3.21.         Insurance.....................................................20
  3.22.         Relationships with Suppliers, Licensors and Customers.........20

                                         i
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                               Table of Contents
                                  (continued)
                                                                            Page

  3.23.         Bank Accounts.................................................20
  3.24.         Material Compliance with Agreements...........................20
  3.25.         Disclosure....................................................20

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF ACTIVISION..................20
  4.1.          Organization..................................................20
  4.2.          Corporate Power and Authority; Effect of Agreement............21
  4.3.          Capitalization................................................21
  4.4.          No Violation..................................................21
  4.5.          SEC Documents.................................................22
  4.6.          Absence of Certain Changes....................................23
  4.7.          Material Compliance with Agreements...........................23
  4.8.          No Brokers....................................................23

ARTICLE V       DELIVERIES AT CLOSING.........................................24
  5.1.          Deliveries by Activision......................................24
  5.2.          Deliveries by Shaba and/or the Members........................24

ARTICLE VI      COVENANTS AND OTHER AGREEMENTS................................25
  6.1.          Restrictions on Sale of Activision Shares.....................25
  6.2.          Share Holdback................................................26
  6.3.          Registration of Activision Shares.............................31
  6.4.          Further Assurances............................................34
  6.5.          Confidentiality...............................................34
  6.6.          Publicity.....................................................34
  6.7.          Member Approval...............................................34
  6.8.          Employment Matters............................................34
  6.9.          Articles and Bylaws of Merger Subsidiary......................35
  6.10.         Tax Returns and Shaba Information.............................35

ARTICLE VII     SURVIVAL; INDEMNIFICATION.....................................35
  7.1.          Survival......................................................35
  7.2.          Indemnification by the Members; Limitation of Liability.......36
  7.3.          Indemnification Procedures....................................36
  7.4.          Claims Resolution Procedure...................................37
  7.5.          Actions by Members............................................38

ARTICLE VIII    MISCELLANEOUS.................................................38
  8.1.          Assignment; Binding Effect; Benefit...........................38
  8.2.          Entire Agreement..............................................39
  8.3.          Notices.......................................................39

                                      ii

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                               Table of Contents
                                  (Continued)
                                                                            Page

  8.4.          Amendment.....................................................40
  8.5.          Governing Law.................................................40
  8.6.          Counterparts..................................................40
  8.7.          Headings......................................................40
  8.8.          Waivers.......................................................40
  8.9.          No Party Deemed Drafter.......................................40
  8.10.         Incorporation.................................................41
  8.11.         Severability..................................................41
  8.12.         Interpretation................................................41
  8.13.         Specific Performance..........................................41
  8.14.         Expenses......................................................41
  8.15.         Attorneys' Fees...............................................41

                                      iii
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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of March 26, 2002, among Activision, Inc., a Delaware corporation ("Activision"), Activision Publishing, Inc., a Delaware corporation ("Activision Publishing"), Shaba Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Activision ("Merger Subsidiary"), Shaba Games, LLC, a California limited liability company ("Shaba") and the persons listed on Exhibit A hereto (the "Members"). Shaba and Merger Subsidiary are sometimes referred to herein as the "Constituent Corporations."

                              W I T N E S S E T H:

     WHEREAS, each Member owns the membership interest in Shaba (the "Membership Interests) set forth opposite such Member's name on Exhibit A hereto, which Membership Interests, in the aggregate, constitute 100% of the outstanding membership interests in Shaba; and

     WHEREAS, the respective Boards of Directors of Activision and Merger Subsidiary and the Managers and Members of Shaba each have determined that a business combination among Shaba, Activision and Merger Subsidiary is fair to and in the best interests of their respective companies and stockholders or members, as the case may be, and, accordingly, have approved this Agreement and agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. The Merger. On the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.3 hereof), Shaba shall be merged with and into Merger Subsidiary in accordance with this Agreement and the separate existence of Shaba shall thereupon cease (the "Merger"). Merger Subsidiary shall be the surviving corporation in the Merger (Merger Subsidiary, after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation"). From and after the Effective Time, all the rights and property of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to all the debts and liabilities of the Constituent Corporations. The Merger shall have the effects provided in this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL") and the California Beverly-Killea Limited Liability Company Act ("LLCA").

     1.2. The Closing. On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall be held at the offices of Activision, 3100 Ocean Park Boulevard, Santa Monica, California, at 10:00 a.m., local time, on the date hereof. The date on



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which the Closing occurs is hereinafter referred to as the "Closing Date." All transactions required to occur at the Closing shall be deemed to have occurred simultaneously, and no such transaction shall be deemed to have occurred until all have occurred.

     1.3. Effective Time. On the Closing Date, (i) the parties hereto shall cause an Agreement of Merger and officers' certificates satisfying the requirements of Section 17552 of the LLCA to be properly executed, verified and delivered for filing in accordance with the LLCA and (ii) a Certificate of Merger satisfying the requirements of Section 252 of the DGCL to be properly executed, verified and delivered for filing in accordance with the DGCL. The Merger shall become effective upon the acceptance for record of the Agreement of Merger by the Secretary of State of the State of California in accordance with the LLCA and the acceptance for record of Certificate of Merger by the Secretary of State of the State of Delaware in accordance with the DGCL (but not earlier than the Closing Date) or at such later time which the parties hereto shall have agreed upon and designated in such filings in accordance with applicable law as the effective time of the Merger (the "Effective Time").

     1.4. Certificate of Incorporation; By-Laws. (a) Certificate of Incorporation. The Certificate of Incorporation of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Shaba Games, Inc."), until duly amended in accordance with applicable law.

     (b) By-Laws. The By-laws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Shaba Games, Inc."), until duly amended in accordance with its terms or the Certificate of Incorporation of the Surviving Corporation and as provided by applicable law.

     1.5. Directors and Officers. (a) Directors. The directors of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected and appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws or as otherwise provided.

     (b) Officers. The officers of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surv.ving Corporation until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws or as otherwise provided.

     1.6. Dissenting Shares. By virtue of their approval of this Agreement and the transactions contemplated hereby, as evidenced by their execution of this Agreement, the
Members acknowledge that they shall have no dissenters' rights of appraisal set forth in Section 17601 of the LLCA (the "Appraisal Rights").

                                   ARTICLE II

           MERGER CONSIDERATION; CONVERSION OF SHARES; TAX TREATMENT

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     2.1. Merger Consideration. (a) At the Effective Time, by virtue of the
Merger and without any action on the part of Activision, Merger Subsidiary, Shaba or the Members, subject to Section 6.2, the Membership Interest of each Member outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the number of the shares of Common Stock, par value $.000001 per share, of Activision (the "Activision Common Stock") set forth opposite such Member's name on Exhibit A. The 327,586 shares of Activision Common Stock to be issued in connection with the Merger are sometimes referred to as the "Activision Shares." Such Membership Interests, when so converted, shall no longer be outstanding, and shall automatically be canceled and shall cease to exist and each Member shall cease to have any rights with respect thereto, except the right to receive the Activision Shares as provided herein.

     (b) Within five business days of the Effective Time, Activision shall deliver, or cause to be delivered, to each Member, a certificate representing the number of Activision Shares to which such Member is entitled hereto minus the number of Warranty Escrow Shares and Product Escrow Shares (each capitalized term as defined in Section 6.2(a)) set forth opposite the name of such Member on Exhibit A hereto to be deposited in the Escrow Account pursuant to Section 6.2. No interest shall be paid or will accrue on any Activision Shares deliverable to the Members pursuant hereto.

     2.2. Conversion of Merger Subsidiary Shares. At the Effective Time, each share of common stock, $.01 par value per share, of Merger Subsidiary, issued and outstanding immediately prior to the Effective Time will become one fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation, and such shares will be the only shares of capital stock of the Surviving Corporation that are issued and outstanding immediately after the Effective Time. From and after the Effective Time, each certificate theretofore representing shares of common stock of Merger Subsidiary will be deemed for all purposes to evidence ownership and to represent the same number of shares of common stock of the Surviving Corporation.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SHABA AND THE MEMBERS

     Shaba and the Members, jointly and severally, hereby represent and warrant to Activision, Activision Publishing and the Merger Subsidiary as follows (except that the representation set forth in Section 3.3(b) shall be made by each Member individually with respect to himself or herself or itself):

     3.1. Organization. Shaba is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Shaba has all requisite power and authority to carry on its business as it is now being conducted and to own or lease and to operate its properties. Except as set forth in Schedule 3.1, Shaba is not qualified to transact business as a foreign corporation or other entity in any jurisdiction, and neither the nature of the property owned or leased by it nor the nature of the business conducted by it makes any such qualification necessary, other than such failures which do not and would not individually or in the aggregate have a Material Adverse Effect on Shaba. True, complete and correct copies of the articles of organization and operating agreement of Shaba have previously been delivered or

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made available to Activision. For purposes of this Agreement, "Material Adverse
Effect" with respect to a person or entity shall mean a material adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of such person or entity (in the case of Activision, Activision and its Subsidiaries taken as a whole), or on the ability of any person or entity timely to consummate the transactions contemplated hereby.

     3.2. Authorization, Validity and Effect of Agreement. Each of Shaba and the Members have all requisite power and authority to execute, deliver and perform this Agreement and to consummate their respective obligations and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Shaba and the Members and the consummation of the transactions contemplated hereby have been duly authorized by any and all necessary action of Shaba and by the Members and no other action on the part of Shaba or the Members is necessary to authorize the execution, delivery and performance of this Agreement by Shaba or the Members and the consummation of the transactions contemplated hereby other than the merger filings referred to in Section 1.3 hereof. This Agreement has been duly and validly executed and delivered by Shaba and the Members and, assuming the due execution hereof by Activision, Activision Publishing, and the Merger Subsidiary, constitutes the valid and binding obligation of Shaba and each Member, enforceable against Shaba and each Member in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

     3.3. Capitalization. (a) Exhibit A hereto sets forth the Membership Interest in Shaba owned by each Member, which Membership Interests, in the aggregate, constitute 100% of the outstanding membership or other equity interests in Shaba. There are no other Members of Shaba. Except as set forth in
Schedule 3.3, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of Shaba, and no subscriptions, warrants, options, calls, rights (pre-emptive or other) or other arrangements or commitments obligating Shaba to issue or dispose of any of its equity securities or any ownership interest therein

        (b) Each Member owns the Membership Interest set forth opposite such Member's name on Exhibit A hereto.

     3.4. No Subsidiaries. Shaba does not have any direct or indirect Subsidiaries. For purposes of this Agreement, "Subsidiary" when used with respect to any party shall mean any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such party or a Subsidiary of such party, directly or indirectly, owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     3.5. Other Interests. Shaba does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or other entity (other than investments in short-term investment securities).

     3.6. No Violation. The execution, delivery and performance by Shaba and the Members of this Agreement do not, and the consummation by Shaba and the Members of the

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transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or violate (i) any provision of law, rule or regulation to which the Members or Shaba are subject, (ii) any order, judgment, injunction or decree binding upon or applicable to the Members or Shaba or binding upon the assets or properties of the Members or Shaba, (iii) any provision of the articles of organization or the operating agreement of Shaba, or (iv) other than the consents and filings provided for in this Agreement, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not individually or in the aggregate have a Material Adverse Effect on Shaba.

     3.7. Investment Intent. The Activision Shares to be issued to each Member in connection with the Merger is being acquired by such Member for such Member's own account, for investment purposes only and not with a view to the distribution of such shares or with any present intention of distributing any of such shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or reselling in violation of any other applicable securities laws, it being understood that the Activision Shares to be issued to the Members under this Agreement have not been registered under the Securities Act, and therefore cannot be sold unless registered under the Securities Act or unless an exemption from registration is available, and also subject to further restrictions under the provisions of Sections 6.1 and 6.2 hereof and the Warranty Escrow Agreement (as defined in Section 6.2).

     3.8. Financial Statements; Undisclosed Liabilities. (a) Shaba and the Members have delivered to Activision an unaudited balance sheet of Shaba as of February 28, 2002 and the related statements of income and expense for the periods then ended (collectively, the "Financial Statements").

     (b) Except as set forth in Schedule 3.8(b) , the Financial Statements are correct and complete in all material respects and fairly present the financial position and the results of operations of Shaba as of the date thereof and for the period indicated. Except as set forth in Schedule 3.8(b), Schedule 3.10 or elsewhere in this Agreement or as disclosed, reflected or reserved against in the Financial Statements, Shaba does not have any liabilities, commitments or obligations (secured or unsecured and whether accrued, absolute, contingent or otherwise and whether due or to become due) which are not reflected on the Financial Statements, other than any liabilities, commitments or obligations incurred after the date of the Financial Statements in the ordinary course of business and which do not have a Material Adverse Effect on Shaba.

     3.9. Litigation. Except as set forth in Schedule 3.9 hereto, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Shaba or the Members is a party or by which any of their respective properties or assets are bound or likely to be affected and
(ii) no actions, suits or proceedings pending against Shaba or the Members or to which any of their respective properties or assets are subject or, to the knowledge of the Members, threatened against Shaba or the Members or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have a Material Adverse Effect on Shaba.

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     3.10. Absence of Certain Changes. Except as set forth in Schedule 3.10 hereto, since February 28, 2002, Shaba has conducted its business only in the ordinary course of such business and consistent with past practices and there has not been any:

     (a) material adverse change in the financial condition, properties, assets (including intangible assets), businesses, operations or results of operations of Shaba;

     (b) amendment or change in the articles of organization or operating agreement of Shaba;

     (c) incurrence, creation or assumption by Shaba of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of Shaba; or (ii) any obligation or liability of any indebtedness for borrowed money;

     (d) issuance or sale of any debt or equity securities of Shaba, or the issuance or grant of any options, warrants or other rights to acquire from Shaba, directly or indirectly, any debt or equity securities of Shaba;

     (e) payment or discharge by Shaba of any security interest, lien, claim, or encumbrance of any kind on any asset or property of Shaba, or the payment or discharge of any liability that was not either shown or reflected on the Financial Statements or Schedule 3.10 or incurred in the ordinary course of Shaba's business after February 28, 2002, in an amount in excess of $10,000 for any single liability to a particular creditor;

     (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Shaba other than a license or sale of any product or products of Shaba made in the ordinary course of Shaba's business and the transactions contemplated by this Agreement;

     (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Shaba;

     (h) increase in the compensation payable or to become payable to any of the officers, directors, or employees of Shaba, or any bonus or pension, insurance or other benefit payment or arrangement, and any stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents, other than the amounts agreed to in the Letter of Intent, dated February 15, 2002, between Shaba and Activision, or as otherwise approved by Activision Publishing;

     (i) obligation or liability incurred by Shaba to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Shaba's business consistent with past practice;

     (j) making by Shaba of any loan, advance or capital contribution to, or any investment in, any officer, director or Member of Shaba or any firm or business enterprise in

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which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

     (k) entering into, amendment of, relinquishment, termination or non-renewal by Shaba of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Shaba's services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

     (l) material change in the manner in which Shaba extends discounts, credits or warranties to customers or otherwise deals with its customers;

     (m) entering into by Shaba of any transaction, contract or agreement (excluding any agreement for professional services entered into in connection with this Agreement) that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of Shaba involving in excess of $10,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $50,000 in the aggregate) or that is not entered into in the ordinary course of Shaba's business, or the conduct of any business or operations by Shaba that is other than in the ordinary course of Shaba's business; or

     (n) license, transfer or grant of a right under any Shaba Intellectual Property (as defined in Section 3.19 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

     3.11. Taxes. Except as set forth in Schedule 3.11 hereto or where such failure would not, individually or in the aggregate, have a Material Adverse Effect on Shaba:

     (a) Shaba has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to Treasury Regulation 1.1502-6 (and any similar state, local or foreign provision)).

     (b) Shaba has timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by it through the date hereof, and all such returns accurately set forth the amount of any taxable income, and any state franchise taxes relating to the applicable period.

     (c) At all times during its existence, Shaba has been taxable as a partnership for federal income tax purposes and has never filed an election to be taxed as a corporation.

     (d) Except as set forth in Schedule 3.11(d), Shaba has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Member or other party.

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     (e) Except as set forth in Schedule 3.11(e) the Financial Statements reflect adequate reserves for Taxes payable by Shaba for all taxable periods and portions thereof through the date of such financial statements.

     (f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from Shaba for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

     (g) There are no closing agreements that could affect Taxes of Shaba for periods after the Effective Time pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar provision under state, local or foreign tax laws.

     (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and Shaba has not received notice that any such audit or proceeding may be commenced.

     (i) Shaba has not agreed to, or filed application for, or is required to make, any changes or adjustment to its accounting methods.

     (j) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Shaba.

     (k) Neither Shaba nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes;
(ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Shaba or any Subsidiary, nor does Shaba have any knowledge that the IRS has proposed any such adjustment or change in accounting method; or (iii) is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

     (l) All transactions that could give rise to an understatement of U.S. federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed in accordance with Section 6662 of the Code.

     (m) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to, nor will the consummation of the transactions contemplated hereby obligate Shaba or any of its Subsidiaries to make, the payment of any amount that would not be deductible by Shaba or any Subsidiary thereof by reason of Section 280G of the Code.

     3.12. Books and Records. (a) The books of account and other financial records of Shaba are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Financial Statements.

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     (b) The minutes of meetings of Shaba that have been made available to
Activision prior to the Closing Date, contain accurate records of such meetings and accurately reflect all actions of the Managers and Members taken at such meetings.

     3.13. Properties. (a) Shaba does not own any real property. Schedule 3.13(a) hereto sets forth a true, complete and correct list of all real property currently, or at any time in the past five (5) years, owned or leased by Shaba. With respect to all real property currently leased by Shaba, a copy of each lease and each amendment thereto, has been made available to Activision prior to the Closing Date. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default) by Shaba or, to the Members' knowledge, the landlord.

     (b) Shaba has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the Financial Statements or in
Schedule 3.13(b) hereto and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.14. Environmental Matters. (i) Shaba is not, and within applicable statutes of limitation, has not been, in violation of any Environmental Law which violation could reasonably be expected to result in a Material Adverse Effect; (ii) there has been no disposal, spill, discharge, or release of any Hazardous Material by Shaba, or to the knowledge of the Members, by any third party, on, at, or under any property presently or formerly owned, leased or operated by Shaba; (iii) Shaba has caused no Hazardous Materials to be located in, at, on, or under such facility or property, or at any other location, in either case that could reasonably be expected to require investigation, removal, remedial or corrective action by Shaba or that would reasonably likely result in liabilities of, or losses, damages or costs to Shaba under any Environmental Law; (iv) there is currently no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information pending or, to the knowledge of the Members, threatened, which asserts liability under any Environmental Law against Shaba;
(v) to the knowledge of the Members there has not been any underground or aboveground storage tank, or any impoundment or other disposal area in each case containing Hazardous Materials located at any property owned, leased, or operated by Shaba at the time of such ownership, lease, or operation; (vi) no asbestos or polychlorinated biphenyls have been used or disposed of by Shaba, or have been caused by Shaba to be located at, on, or under any property owned, leased, or operated by Shaba at the time of such ownership, lease, or operation; and (vii) Shaba has provided Activision with all records and files available to Shaba and the Members concerning the existence of Hazardous Materials or any other environmental concern at properties, assets, or facilities currently or formerly owned, operated or leased by Shaba, any present or former subsidiary, or predecessor in interest, or concerning compliance by Shaba with, or liability under, any Environmental Laws.

     For purposes of this Agreement, "Environmental Law" means all federal, state, and local laws, judicial decisions, regulations, ordinances, rules, judgments, orders, and decrees, now or previously in effect and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material, or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety. "Hazardous Material" means any pollutant, contaminant, or hazardous, toxic, medical, infectious or dangerous waste, substance, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law, including without limitation, any asbestos, petroleum, oil, radioactive substance, polychlorinated biphenyls, toxin, chemical, infectious or disease-causing agent, and any other substance that can give rise to liability under any Environmental Law.

     3.15. No Brokers. Neither Shaba nor the Members has entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or Activision to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Neither Shaba nor the Members is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.16. Related Party Transactions. Except for the employment arrangements described in Schedule 3.16 hereto, Shaba is not a party to any transactions, loans or other arrangements or understandings with its Members, managers, managing members and/or officers (or any member of their respective immediate families or any Trustee or beneficiary of any Member) that are in effect as of the date of this Agreement and/or are currently proposed to be carried out in the future. Schedule 3.16 hereto identifies and describes the interest or interests, if any, in any property, real or personal, tangible or intangible, used in or pertaining to the business of Shaba, now held by any Member, managers, managing members and/or officer of Shaba.

     3.17. Contracts and Commitments. (a) Except as set forth in Schedule 3.17(a) hereto, Shaba does not have, nor is Shaba party to or bound by:

          (i) any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Shaba;

          (ii) any fidelity or surety bond or completion bond;

          (iii) any agreement of indemnification or guaranty (other than nondisclosure agreements);

          (iv) any agreement, contract, commitment, transaction or series of transactions for any purpose other than in the ordinary course of Shaba's business relating to capital expenditures or commitments or long term obligations in excess of $10,000;

          (v) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Shaba's business (other than the transactions contemplated by this Agreement);

          (vi) any mortgages, indentures, loans or credit agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(iii) hereof;

          (vii) any purchase order or contract for the purchase of inventory or other materials involving $10,000 or more;

          (viii) any distribution, joint marketing or development agreement;

          (ix) any assignment, license or other agreement with respect to any form of intangible property; or

          (x) any other agreement, contract or commitment that involves $10,000 or more (excluding any agreement for professional services entered into in connection with the transactions contemplated by this Agreement) or is not cancelable without penalty in excess of $10,000 within thirty (30) days (collectively, any of (i) through (x) above shall be known as "Contracts").

     (b) Except as would not individually or in the aggregate have a Material Adverse Effect on Shaba, all such Contracts are valid and binding on Shaba and are in full force and effect and enforceable against Shaba in accordance with their respective terms. Except as disclosed in Schedule 3.17(b) hereto, no approval or consent of, or notice to any Person the failure of which to obtain would have individually or in the aggregate a Material Adverse Effect is needed in order that such Contracts shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the Merger. Except to the extent any of the following would not individually or in the aggregate have a Material Adverse Effect, Shaba is not in violation of, breach of or default under any such Contract nor, to the Members' knowledge, is any other party to any such Contract. Except as set forth in Schedule 3.17(b) hereto, Shaba is not in violation or breach of or default under any such Contract (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other person, employment, or collective bargaining.

     3.18. Employee Matters and Benefit Plans. (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.18(a)(i) below (which definition shall apply only to this Section 3.18), for purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall mean any other Person under common control with or otherwise required to be aggregated with Shaba as set forth in Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

          (ii) "Employee" shall mean any current, former or retired employee, officer, or director of Shaba or any Affiliate;

          (iii) "Employee Agreement" shall refer to any material management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between Shaba or any Affiliate and any Employee or consultant that is not an Employee Plan;

          (iv) "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA (as defined below), which is or has been maintained, contributed to, or required to be contributed to, by Shaba or any Affiliate for the benefit of any "Employee" (as defined above), and pursuant to which Shaba or any Affiliate has or may have any material liability contingent or otherwise;

          (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (vi) "IRS" shall mean the Internal Revenue Service;

          (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA; and

          (viii) "Pension Plan" shall refer to each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule 3.18(b) hereto contains a true, complete and correct list of each Employee Plan (including for each such plan a description of any of the benefits which will be increased or accelerated, by the occurrence of any of the transactions contemplated by this Agreement) and each Employee Agreement of Shaba. Except as set forth in Schedule 3.18(b) hereto, neither Shaba nor any of its Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Shaba in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

     (c) Documents. Shaba has provided to Activision true, complete and correct copies of all material documents embodying or relating to each Employee Plan and each Employee Agreement including: (i) all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any

Employee Plan; (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Shaba; and (viii) all registration statements and prospectuses prepared in connection with each Employee Plan.

     (d) Employee Plan Compliance. (i) Except as set forth in Schedule 3.18(d) hereto, Shaba and each of its Affiliates has performed in all material respects all obligations required to be performed by them under each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any Employee Plan; (iii) there are no material actions, suits or claims pending or, to the knowledge of the Members, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) such Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Shaba or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of the Members, threatened by the IRS or DOL with respect to any Employee Plan; (vi) Shaba is not subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980B of the Code; (vii) all contributions, including any top heavy contributions, required to be made prior to the Closing by Shaba or any ERISA Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date; and (viii) Shaba and its Affiliates are in compliance in all respects with the requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and the regulations promulgated thereunder and any similar state laws concerning group health care continuation coverage and group health plan portability, access and renewability requirements, respectively.

     (e) Pension Plans. Neither Shaba nor any of its Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer Plans. At no time has Shaba or any of its Affiliates contributed to, or been requested or obligated to contribute to, any Multiemployer Plan.

     (g) No Post Employment Obligations. Except as set forth in Schedule 3.18(g) hereto or as required by Part 6 of Subtitle B of Title I of ERISA, no Employee Plan or any other employment agreement or arrangement to which Shaba or its Affiliates is a party provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and neither Shaba nor any of its Affiliates has ever represented or promised to, or contracted with (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

     (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as set forth in
Schedule 3.18(h) hereto.

     (i) Employment Matters. Except as set forth in Schedule 3.18(i), and except for any noncompliance as a result of Shaba's treatment of employees as salaried employees instead of hourly employees, Shaba (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not individually or in the aggregate have a Material Adverse Effect;
(ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). No claims have been asserted and no claims have been filed in court, with an administrative agency or with an arbitrator concerning any employment related claims of any nature against Shaba and to the knowledge of the Members, no such claims have been threatened.

     (j) Labor. No work stoppage or labor strike against Shaba is pending or, to the knowledge of the Members, threatened. Shaba is not involved in or, to the knowledge of the Members, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. Shaba has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have a Material Adverse Effect. Neither Shaba nor any of its Affiliates has ever been a party to any agreement with any labor organization or union, and none of the Employees are represented by any labor organization or union, nor have any Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

     (k) Schedule 3.18(k) hereto sets forth (i) the aggregate amounts of bonus and severance payments that could be payable to employees of Shaba under existing Employee Agreements or Employee Plans on account of the transactions contemplated by this Agreement (without regard to termination of employment), and (ii) the aggregate amounts of severance obligations that could be payable to employees of Shaba under existing Employee Agreements and Employee Plans on account of terminations of employment following the Effective Time, separately stating the amounts that are payable by reason of a termination following a change of control of Shaba.

     (l) Schedule 3.18(l) sets forth a true, complete and correct list of all persons who are currently employees and consultants of Shaba and all persons to whom Shaba has extended offers of employment and the compensation payable to all such employees and consultants.

     3.19. Intellectual Property. (a) For the purposes of this Agreement, the following terms have the following definitions:

          (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) all copyrights, copyrights registrations and applications therefor, copyrightable material including derivative works, revisions, transformations and adaptations, material that is subject to non-copyright disclosure protections, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all proprietary databases and data collections and all rights therein throughout the world; (g) domain names; (h) intellectual property rights acquired by license or agreement; (i) damages or benefit derived from any action arising out of or related to the foregoing, including laws controlling computer and Internet rights;; and (j) any equivalent rights to any of the foregoing anywhere in the world.

          (ii) "Shaba Intellectual Property" shall mean that Intellectual Property owned by, licensed to, or used by Shaba.

          (iii) "Shaba Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent to use applications, or other registrations or applications related to trademarks or service marks; and (c) registered copyrights and applications for copyright registration, in each case included in the Shaba Intellectual Property. All of the foregoing are listed in Schedule 3.19(a)(iii) hereto.

     (b) Shaba has disclosed accurately and completely all Shaba Intellectual Property to the Surviving Corporation. Shaba is the exclusive owner of all right, title and interest in and to Shaba Intellectual Property owned by Shaba (with no breaks in the chain of title thereof) free and clear of any claim, security interest, lien, pledge, option, charge or encumbrance of any kind whatsoever. Shaba's rights in such Shaba Intellectual Property are in full force and effect. Such Shaba Intellectual Property has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Shaba's rights in and to any Shaba Intellectual Property.

     (c) Schedule 3.19(c) hereto sets forth a true, complete and correct list of all non routine proceedings or actions known to the Members before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any Shaba Intellectual Property. Except as set forth in Schedule 3.19(c), no Shaba Intellectual Property is the subject of any non routine proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Shaba, or which may affect the validity, use or enforceability of such Shaba Intellectual Property.

     (d) With respect to each item of Shaba Registered Intellectual Property, any necessary registration, maintenance and renewal fees in connection with such Shaba Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Shaba Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States for the purposes of maintaining rights in such Shaba Registered Intellectual Property.

     (e) Shaba has the right to use, market, distribute, sell and/or license all Shaba Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the Shaba Products (as defined below), and such rights to use, market, distribute, sell and/or license are sufficient for such conduct of its business.

     (f) Except as set forth on Schedule 3.19 (f)(i), neither the manufacture, development, publication, marketing, license, sale, distribution or use intended by Shaba of any software products currently being licensed, produced or sold by Shaba or currently under development by Shaba (the "Shaba Products") violates any license or agreement between Shaba and any third party or to the knowledge of the Members infringes any Intellectual Property right, moral right or right of publicity or privacy of any other party, and there is no pending or, to the knowledge of the Members, threatened claim or litigation contesting the validity, ownership or right to use, market, distribute, sell, license or dispose of any Shaba Intellectual Property nor, to the knowledge of the Members, is there any basis for any such claim under applicable law, nor has Shaba received any notice asserting that any Shaba Intellectual Property or the proposed use, marketing, distribution, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Members, is there any basis for any such assertion under applicable law. Schedule 3.19(f)(ii) hereto sets forth a true, complete and correct list of all Shaba Products.

     (g) Shaba has timely and satisfactorily complied with its milestone delivery requirements under all material agreements, if any, pursuant to which Shaba has agreed with a person other than Activision or its affiliates to program, design or develop, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect with respect to Shaba.

     (h) Except as set forth in Schedule 3.19(h) hereto, to the extent that any Intellectual Property has been developed or created by a third party for Shaba, Shaba has a written agreement with such third party with respect thereto and Shaba thereby has obtained ownership of, and is the exclusive owner of such Intellectual Property by operation of law or by valid assignment or by agreement, as the case may be.

     (i) Schedule 3.19(i) hereto sets forth a true, complete and correct list of all material contracts, licenses and agreements to which Shaba is a party that are currently in effect (i) with respect to Shaba Intellectual Property licensed, transferred or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Shaba. Except as set forth in Schedule 3.19(h) hereto, Shaba has not transferred ownership of, or granted any exclusive license with respect to, any Shaba Intellectual Property, to any third party.

     (j) Except as set forth in Schedule 3.19(j) hereto, the contracts, licenses and agreements listed in Schedule 3.19(i) are in full force and effect. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Schedule 3.19(i) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of Shaba to any Shaba Intellectual Property or impair the right of Shaba after the Effective Time to use, market, distribute, sell or license any Shaba Intellectual Property or portion thereof. Shaba is in material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements listed in Schedule 3.19(i) and, to the knowledge of the Members, all other parties to such contracts, licenses and agreements listed in Schedule 3.19(i) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Schedule 3.19(j) hereto, following the Effective Time, the Surviving Corporation will be permitted to exercise all of Shaba's rights under the contracts, licenses and agreements listed in Schedule 3.19(i) to the same extent Shaba would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which Shaba would otherwise be required to pay.

     (k) Schedule 3.19(k) hereto sets forth a true, complete and correct list of all contracts, licenses and agreements between Shaba and any third party (other than nondisclosure agreements) wherein or whereby Shaba has agreed to, or assumed any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by Shaba or such third party of the Intellectual Property of any third party.

     (l) Except as set forth in Schedule 3.19(l) hereto, (i) Shaba has not received any notice or claim (whether written, oral or otherwise) challenging Shaba's ownership or rights in the Shaba Intellectual Property or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (ii) all the Shaba Intellectual Property owned by Shaba and embodied in its products are legally valid and enforceable without any material qualification, limitation or restriction on their use; (iii) to the Members' knowledge, no third party is infringing or misappropriating any part of the Shaba Intellectual Property, and (iv) no Shaba Intellectual Property owned by Shaba is subject to a final refusal of registration or is the subject of any inter-partes proceedings.

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     (m) Shaba has taken reasonable and practicable measures designed to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Shaba. None of Shaba, or any employees or, to the Members' knowledge, consultants of Shaba, has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Shaba.

     (n) Schedule 3.19(n) hereto sets forth a true, complete and correct list of all Internet domain names used by Shaba in its business (collectively, the "Domain Names"). Shaba has, and after the Effective Time the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct Shaba's business as it is currently conducted.

     3.20. Consents. Except as set forth in Schedule 3.20, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by the Members in connection with the execution, delivery and performance by the Members of this Agreement or the taking by the Members of any other action contemplated hereby.

     3.21. Insurance. Shaba maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, and general liability in amounts set forth on Schedule 3.21 hereto, and its current insurance policies will not terminate due to the consummation of the transactions contemplated under this Agreement. Shaba has provided Activision prior to the Closing Date with true, complete and correct copies of all insurance policies maintained currently by Shaba and all such policies are listed on Schedule 3.21 hereto.

     3.22. Relationships with Suppliers, Licensors and Customers. No current licensee, licensor, distributor, customer of Shaba or supplier to Shaba has notified Shaba of an intention to terminate or substantially alter its existing business relationship with Shaba, nor has any licensor under a license agreement with Shaba notified Shaba of an intention to terminate or substantially alter Shaba's rights under such license, which termination or alteration would have a Material Adverse Effect on Shaba.

     3.23. Bank Accounts. Schedule 3.23 hereto contains a true, complete and correct (i) list of names and locations of all banks, trust companies, securities brokers, and other financial institutions at which Shaba has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (ii) list and description of each such account, box and relationship, (iii) list of all signatories for each such account and box and (iv) list of all compensating balances required with respect to each such account.

     3.24. Material Compliance with Agreements. Shaba is in material compliance with, and has not materially breached any term of, any software development agreements between Activision Publishing and Shaba.

     3.25. Disclosure. No representation, warranty, statement or information made or furnished by the Members in this Agreement or the Schedules hereto contains any statement of a material fact that was untrue when made or omits any material fact necessary to make the information contained in such representation, statement or information not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ACTIVISION

     Activision hereby represents and warrants to Shaba and the Members as follows:

     4.1. Organization. Activision is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Activision, Activision Publishing, and Merger Subsidiary have all requisite corporate power and authority to carry on their businesses as they are now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     4.2. Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by Activision of this Agreement and the consummation by Activision of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Activision. No vote of the Activision stockholders is required to approve the issuance of the Activision Shares as contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Activision and constitutes the valid and binding obligation of Activision, enforceable against Activision in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

     4.3. Capitalization. (a) The authorized capital stock of Activision consists of (i) 125,000,000 shares of Activision Common Stock, (ii) 3,750,000 shares of Preferred Stock, $.000001 par value per share (the "Activision Preferred Shares"), and (iii) 1,250,000 shares of Series A Junior Preferred Stock, $.000001 par value per share (the "Activision Junior Preferred Shares"). As of March 21, 2002, there were 56,392,787 shares of Activision Common Stock issued and outstanding, no Activision Preferred Shares issued and outstanding and no Activision Junior Preferred Shares issued and outstanding. All such outstanding shares of Activision are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as described in the Activision SEC Reports (as defined in Section 4.5), Activision has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Activision on any matter. Except as described in the Activision SEC Reports and in other filings made by Activision with the Securities and Exchange Commission (the "SEC"), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Activision to issue, transfer or sell any Shares of Activision Common Stock or make any payments in lieu thereof other than options or warrants granted to employees, directors, consultants and licensors after the date of the most recent Activision SEC Report.

     (b) The Activision Shares to be issued pursuant to this Agreement will, upon issuance in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any nature.

     4.4. No Violation. The execution, delivery and performance by Activision, Activision Publishing, and Merger Subsidiary of this Agreement and the consummation by Activision, Activision Publishing, and Merger Subsidiary of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with or violate (i) any provision of law, rule or regulation to which Activision, Activision Publishing, and Merger Subsidiary are subject, (ii) any order, judgment, injunction or decree binding upon or applicable to Activision or binding upon the assets or properties of Activision, Activision Publishing, and Merger Subsidiary, (iii) violate any provision of their respective Certificates of Incorporation, as amended, or Bylaws, as amended, or (iv) other than the filings provided for in this Agreement, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not individually or in the aggregate have a Material Adverse Effect on Activision, Activision Publishing, or Merger Subsidiary, as applicable.

     4.5. SEC Documents. Activision has timely filed with the SEC all forms, reports and documents required to be filed by Activision since March 31, 2001 under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"), including, without limitation, (i) the Annual Report on form 10-K, (ii) all Quarterly Reports on form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on form 8-K and (v) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "Activision SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. As of their respective dates, the Activision SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Activision included in or incorporated by reference into the Activision SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Activision and its consolidated subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Activision SEC Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and stockholders' equity, as the case may be, of Activision and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10 Q pursuant to Section 13 or 15(d) of the Exchange Act.

     4.6. Absence of Certain Changes. Except as set forth in Schedule 4.6, and except as disclosed in or contemplated by the SEC Reports, since December 31, 2001, Activision has conducted its business in the ordinary course of such business and consistent with past practices and there has not been any:

     (a) change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect;

     (b) acquisition, sale or transfer of any material asset of Activision or any of its subsidiaries other than in the ordinary course of business;

     (c) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Activision or the shares of capital stock of any of its subsidiaries, any splits, combination, or recapitalization of the capital stock of Activision, or any direct or indirect redemption, purchase or other acquisition by Activision or any of its subsidiaries of any such shares or any change in any rights, preferences, privileges or restrictions of any outstanding security of Activision;

     (d) entering into, material amendment or termination of, or default under, any material contract to which Activision or any of its subsidiaries is a party or by which it is bound except in the ordinary course of business;

     (e) agreement by Activision or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (d); or

     (f) agreement or arrangement made by Activision to take any action after the date hereof which, if taken prior to the date hereof, would have made any representation or warranty set forth in Article IV of this Agreement untrue or incorrect as of the date when made.

     4.7. Material Compliance with Agreements. Activision Publishing is in material compliance with, and has not materially breached any term of, any software development agreements between Activision Publishing and Shaba.

     4.8. No Brokers. Activision has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of Activision or Shaba to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Activision is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE V

                             DELIVERIES AT CLOSING

     5.1. Deliveries by Activision. At the Closing on the date hereof, the following documents were delivered and actions taken by or on behalf of
Activision:

     (a) Activision delivered to Shaba a certificate of the Secretary of Activision certifying that attached thereto is a true, complete and correct copy of the resolutions of the Board of Directors of Activision authorizing the execution, delivery and performance of this Agreement, the Merger and the transactions contemplated hereby.

     (b) Merger Subsidiary delivered to Shaba a certificate of the Secretary of Merger Subsidiary certifying that attached thereto is a true, complete and correct copy of the resolutions of the Board of Directors and the sole shareholder of Merger Subsidiary authorizing the execution, delivery and performance of this Agreement, the Merger and the transactions contemplated hereby.

     (c) Activision executed and delivered the employment agreements substantially in the form attached hereto as Exhibit B-1 and proprietary information agreements substantially in the form attached hereto as Exhibit B-2 with each of Christopher Scholz and Zachary Krefting and each of the six additional employees of Shaba set forth on Exhibit B 3 ("Other Key Employees").

     (d) Activision and the Escrow Agent executed and delivered the Warranty Escrow Agreement (as defined in Section 6.2) substantially in the form of Exhibit C attached hereto.

     (e) Activision amended its Internal Project Bonus Plan to incorporate the modifications to such Plan set forth in Exhibit D hereto.

     (f) Activision delivered, or caused to be delivered, a letter to Activision's transfer agent authorizing such transfer agent to deliver certificates representing Activision Common Stock issued in the names of the Members in accordance with their respective interests as set forth in Exhibit A and bearing restrictive legends under the Securities Act, subject to the provisions of Sections 6.1 and 6.2 of this Agreement (and the Warranty Escrow Agreement) which require that certificates for Activision Common Stock be issued to the Members in such denominations as required to meet the requirements of the Warranty Escrow Agreement and deposited with the Escrow Agent.

     5.2. Deliveries by Shaba and/or the Members. At the Closing on the date hereof, the following documents were delivered and action taken by or on behalf of Shaba and/or the Members, as the case may be:

     (a) Shaba delivered to Activision a certificate of the Managers of Shaba certifying that attached thereto is a true, complete and correct copy of the resolutions of the Managers and the Members authorizing the execution, delivery and performance of this Agreement, the Merger and the transactions contemplated hereby.

     (b) Shaba delivered to Activision a certificate of good standing of Shaba issued by the Secretary of State of California, dated as of a date not more than five (5) days prior to the Closing Date.

     (c) Each of Christopher Scholz, Zachary Krefting and the Other Key Employees executed and delivered employment agreements in the form attached hereto as Exhibit B-1 and proprietary information agreements in the form attached hereto as Exhibit B-2.

     (d) The Members have executed and delivered the Warranty Escrow Agreement substantially in the form of Exhibit C attached hereto.

     (e) Each of the Members executed an investment letter substantially in the form of Exhibit E-1 attached hereto ("Investment Letter").

     (f) Each Member that is an "accredited investor" ("Accredited Investor"), as that term is defined in Rule 501(a) of Regulation D of the Securities Act, completed and executed an accredited investor agreement substantially in the form attached hereto as Exhibit E 2, ("Accredited Investor Agreement").

     (g) Each Member that is not an Accredited Investor completed and executed a non-accredited investor agreement substantially in the form attached hereto as Exhibit E-3 ("Non-Accredited Investor Agreement").

     (h) The Members delivered to Activision all consents required as described in Schedule 3.20, if any.

     (i) Activision received a legal opinion of Donahue, Gallagher, Woods & Wood LLP, counsel to Shaba, in the form attached hereto as Exhibit F.

     (j) Activision received a legal opinion of Greene Radovsky Maloney & Share LLP, tax counsel to Shaba, in the form attached hereto as Exhibit G.

                                   ARTICLE VI

                         COVENANTS AND OTHER AGREEMENTS

     6.1. Restrictions on Sale of Activision Shares. The Members acknowledge and agree that Activision Shares will be issued to the Members without registration under the Securities Act, based upon the "private offering exemption," in reliance upon appropriate written representations from the Members (as set forth in their respective Investment Letters and their respective Accredited Investment Agreements or Non-Accredited Investor Agreements, as applicable), further evidenced by restrictive legends on the certificates representing Activision Shares and "stop transfer" instructions to Activision's transfer agent. Subject to Activision's obligations under Section 6.3(a) or Section 6.3(b), Activision Shares, and Mat Hoffman Employee Allocation and Shaun Murray Employee Allocation, if any, will be "restricted securities" within the meaning of the Securities Act and related rules and regulations.

     6.2. Share Holdback. (a) In order to insure that the representations, warranties and covenants made by the Members under this Agreement are not breached, and in order to provide a nonexclusive source of indemnification of Activision pursuant to Article 7, Shaba and the Members agree that 32,759 of the Activision Shares, constituting ten percent (10%) thereof, (the "Warranty Escrow Shares") shall be deposited in an Escrow Account (the "Escrow Account") pursuant to a Warranty Escrow Agreement substantially in the form attached hereto as Exhibit C (the "Warranty Escrow Agreement") within five business days of the Effective Time. Shaba and the Members further agree that 68,965 of the Activision Shares, constituting an additional 21.05% thereof, (the "Product Escrow Shares") shall be deposited in the Escrow Account and shall be released in accordance with the product delivery and revenue requirements set forth in this Section 6.2 and in the Warranty Escrow Agreement. Subject to any releases from escrow pursuant to Section 6.2(c) and the Warranty Escrow Agreement, such Warranty Escrow Shares and Product Escrow Shares (collectively, the "Escrow Shares") shall be held in the Escrow Account during such period of time as set forth in the Warranty Escrow Agreement. Any dividends or distributions with respect to the Escrow Shares while held in the Escrow Account also shall be retained in the Escrow Account until the release of such Escrow Shares pursuant to the Warranty Escrow Agreement. Any offsets or deductions made from the Escrow Shares on account of any breach of this Agreement or otherwise pursuant to this
Section 6.2 shall be made at such time as set forth in the Warranty Escrow Agreement, and the value per share of such Escrow Shares shall be $29 (subject to adjustment for any stock splits, reverse splits, recapitalizations or similar transactions occurring after the Closing) (as adjusted, the "Offset Price"). All Escrow Shares subject to such offset or deduction shall be canceled by Activision, and the remaining Escrow Shares, together with any dividends paid or distributions made with respect to such Escrow Shares that have not been canceled, shall be then delivered to the Members in accordance with their respective interests pursuant to the terms of this Section 6.2 and the Warranty Escrow Agreement. Notwithstanding the foregoing, Warranty Escrow Shares held in the Escrow Account pursuant to the provisions of this Section 6.2(a) shall not be deemed the sole source of recourse by Activision for indemnification under this Agreement, and Shaba and the Members remain severally liable in accordance with Article 7. The parties hereto agree that the Members shall have the right to satisfy any claim for indemnification by an Activision Indemnified Party (as defined in Section 7.2) with cash or other property in lieu of Warranty Escrow Shares.

     (b) For purposes of this Agreement, the following terms shall have the following meanings:

     (i) "Activision Products" shall mean Shaun Murray's Pro Wakeboarder and Mat Hoffman's Pro BMX 3.

     (ii) "Applicable Employee Allocation" shall mean the Mat Hoffman Employee Allocation or the Shaun Murray Employee Allocation.

     (iii) "Applicable Payments" shall mean the Mat Hoffman Payment or the Shaun Murray Payment.

     (iv) "Applicable Product Escrow Shares" shall mean (A) with respect to Mat Hoffman's Pro BMX 3, the Mat Hoffman Escrow Shares and (B) with respect to Shaun Murray's Pro Wakeboarder, the Shaun Murray Escrow Shares, as applicable.

     (v) "Expected Net Revenue" shall mean the following: (1) for Mat Hoffman's Pro BMX 3, $31,408,695; (2) for Shaun Murray's Pro Wakeboarder, $23,000,000.

     (vi) "Mat Hoffman Employees" shall mean those employees identified in a notice to Activision Publishing by the senior production executives of the Surviving Corporation as having worked on Mat Hoffman's Pro BMX 3, which notice shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

     (vii) "Mat Hoffman Employee Allocation" shall mean the number of shares of Activision Common Stock issued to the Mat Hoffman Employees pursuant to Section 6.2(c) equal to $125,000 divided by the average closing price of Activision Common Stock on the Nasdaq National Market over the three day trading period ending on the business day prior to the date Activision provides notice to the Escrow Agent to release Mat Hoffman Escrow Shares pursuant to Section 6.2(c).

     (viii) "Mat Hoffman Escrow Shares" shall mean 43.75% of the Product Escrow Shares initially deposited in the Escrow Account pursuant to Section 6.2(a).

     (ix) "Mat Hoffman Final Date" shall mean September 1, 2003; provided, however, that such date shall be extended to the extent a delay in performance is caused by an act of God, war, terrorism, earthquake or other natural disaster, or any similar force majeure event.

     (x) "Mat Hoffman Payment" shall mean $125,000.

     (xi) "Mat Hoffman's Pro BMX 3" shall mean the software product known as Mat Hoffman's Pro BMX 3 (Playstation 2, Microsoft X-Box and Nintendo GameCube versions).

     (xii) "P&L Revenue Shortfall" with respect to an Activision Product shall mean the Expected Net Revenue for such Activision Product minus the Product Net Revenue for such Activision Product.

     (xiii) "Product Net Revenue" with respect to an Activision Product shall mean the aggregate revenue actually received by Activision Publishing (or any successor or assignee of the right to receive such revenues) from all sales of all versions of such Activision Product during the first year after the commercial release of each version of the Activision Product, less all returns, price protections, price allowances and mark-downs during such year.

     (xiv) "Shaun Murray Agreement" shall mean the Software Development Agreement dated as of December 7, 2000, between Activision Publishing and Shaba, as amended on June 30, 2001 and January 10, 2002.

     (xv) "Shaun Murray Employees" shall mean those employees identified in a notice to Activision Publishing by the senior production executives of the Surviving Corporation as having worked on Shaun Murray's Pro Wakeboarder, which notice shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

     (xvi) "Shaun Murray Employee Allocation" shall mean the number of shares of Activision Common Stock issued to the Shaun Murray Employees pursuant to Section 6.2(c) equal to $125,000 divided by the average closing price of Activision Common Stock on the Nasdaq National Market over the three day trading period ending on the business day prior to the date Activision provides notice to the Escrow Agent to release Shaun Murray Escrow Shares pursuant to Section 6.2(c).

     (xvii) "Shaun Murray Escrow Shares" shall mean 56.25% of the Product Escrow Shares initially deposited in the Escrow Account pursuant to Section 6.2(a).

     (xviii) "Shaun Murray Final Date" shall mean October 15, 2002; provided, however, that such date shall be extended to the extent a delay in performance is caused by an act of God, war, terrorism, earthquake or other natural disaster, or any similar force majeure event.

     (xix) "Shaun Murray Payment" shall mean $125,000.

     (xx) "Shaun Murray's Pro Wakeboarder" shall mean the software product known as Shaun Murray's Pro Wakeboarder (Playstation 2, Microsoft X-Box and Nintendo GameCube versions) developed pursuant to the terms of the Shaun Murray Agreement.

     (c) Development Agreement Holdback. Shaba and the Members agree that, subject to the terms and conditions set forth in this Section 6.2 and the Warranty Escrow Agreement, the Members will be entitled to receipt of the Applicable Product Escrow Shares on the terms set forth below:

     (i) Upon the occurrence of all of the following: (A) acceptance not later than the Mat Hoffman Final Date by each of Sony Computer Entertainment Inc. and/or its affiliates, Nintendo of America Inc. and/or its affiliates, and Microsoft Corporation and/or its affiliates (collectively, the "Third Party Manufacturers") of the respective U.S. version of Mat Hoffman's Pro BMX 3 (the scope, function and features of which the parties hereto agree shall be commensurate with those of Mat Hoffman's Pro BMX 2 and other entertainment software products in Activision's extreme sports line of products); (B) achievement by the PlayStation 2 version of Mat Hoffman's Pro BMX 3 within the first three (3) months of its first commercial release of a minimum averaged rating of at least 82% from GameRankings.com or if GameRankings.com is not then in business in substantially its current fashion, an average ranking of 82% or above from GamePro, Electronic Gaming Monthly, Game Informer, Videogames.com and IGN.com (collectively, the "Alternative Ranking Sources") (it being agreed that the one highest and one lowest ratings shall not be included in the determination of the average rating) and if any of the Alternative Ranking Sources is not then in business in substantially its current fashion, then it shall be replaced with such sources, if any, as shall be mutually agreed among Activision and the Members; and (C) achievement by the Microsoft X-Box and Nintendo GameCube versions of Mat Hoffman's Pro BMX 3 of at least 77% minimum averaged rating, which rating shall be determined as provided in clause (B) above, the Members shall become entitled to the Mat Hoffman Escrow Shares and the Mat Hoffman Employees shall become entitled to the Mat Hoffman Employee Allocation or the Mat Hoffman Payment, as set forth below. Upon the satisfaction of the conditions set forth in this paragraph, Activision shall, in accordance with the terms of the Warranty Escrow Agreement, promptly notify the Escrow Agent to release the Mat Hoffman Escrow Shares from the Escrow Account. The Mat Hoffman Escrow Shares released from the Escrow Account shall be distributed to the Members in accordance with their respective percentage Membership Interest as set forth on Exhibit A.

Upon satisfaction of the conditions set forth in this paragraph, Activision shall, at its option, either (i) make the Mat Hoffman Payment to the Mat Hoffman Employees or (ii) issue and distribute to the Mat Hoffman Employees such number of shares of Activision Common Stock equal to the Mat Hoffman Employee Allocation. The Mat Hoffman Payment or the Mat Hoffman Employee Allocation, as applicable, shall be distributed to the Mat Hoffman Employees in accordance with the joint written direction of the senior production executives of the Surviving Corporation, which joint written direction shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

     (ii) Upon the occurrence of all of the following: (A) acceptance not later than the Shaun Murray Final Date by each of the Third Party Manufacturers of the respective U.S. version of Shaun Murray's Pro Wakeboarder pursuant to the terms of the Shaun Murray Agreement; (B) achievement by the PlayStation 2 version of Shaun Murray's Pro Wakeboarder within the first three (3) months of its first commercial release of a minimum averaged rating of at least 82% from GameRankings.com or, if GameRankings.com is not then in business in substantially its current fashion, an average ranking of 82% or above from the Alternative Ranking Sources (it being agreed that the one highest and one lowest ratings shall not be included in the determination of the average rating) and if any of the Alternative Ranking Sources is not then in business in substantially its current fashion, then it shall be replaced with such sources, if any, as shall be mutually agreed among Activision and the Members; and (C) the achievement by the Microsoft X-Box and Nintendo GameCube versions of Shaun Murray's Pro Wakeboarder of at least 77% minimum averaged rating, which rating shall be determined as provided in clause (B) above, the Members shall become entitled to the Shaun Murray Escrow Shares and the Shaun Murray Employees shall become entitled to the Shaun Murray Employee Allocation or the Shaun Murray Payment, as set forth below. Upon the satisfaction of the conditions set forth in this paragraph, Activision shall, in accordance with the terms of the Warranty Escrow Agreement, promptly notify the Escrow Agent to release the Shaun Murray Escrow Shares from the Escrow Account. The Shaun Murray Escrow Shares released from the Escrow Account shall be distributed to the Members in accordance with their respective percentage Membership Interest as set forth on Exhibit A. Upon satisfaction of the conditions set forth in this paragraph, Activision shall, at its option, either (i) make the Shaun Murray Payment to the Shaun Murray Employees or (ii) issue and distribute to the Shaun Murray Employees such number of shares of Activision Common Stock equal to the Shaun Murray Employee Allocation. The Shaun Murray Payment or the Shaun Murray Employee Allocation, as applicable, shall be distributed to the Shaun Murray Employees in accordance with the joint written direction of the senior production executives of the Surviving Corporation, which joint written direction shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

     (iii) In the event that all the conditions set forth in subsections (i) or
(ii), as applicable, are not satisfied with respect to the applicable Activision Product, then the Applicable Product Escrow Shares shall be distributed as follows:

               (A) In the event there is a P&L Revenue Shortfall for such Activision Product, the Members shall forfeit, and Activision shall be entitled to obtain a release from the Escrow Account and to cancel, the number of the Applicable Product Escrow Shares for such Activision Product (the "Shortfall Shares") equal to (x) the P&L Revenue

Shortfall divided by (y) the Offset Price. If the number of Shortfall Shares exceeds the number of Applicable Product Escrow Shares for such Activision Product, then (i) all of the Applicable Product Escrow Shares for such Activision Product shall be released to Activision and cancelled and (ii) Activision shall be under no obligation to distribute the Applicable Payments or issue the Applicable Employee Allocations.

               (B) In the event the number of Applicable Product Escrow Shares for such Activision Product exceeds the number of Shortfall Shares calculated pursuant to clause (A) above, then the Members shall be entitled to the number of Applicable Product Escrow Shares for such Activision Product equal to the Applicable Product Escrow Shares minus the Shortfall Shares for such Activision Product (the "Remaining Applicable Product Escrow Shares"). The Remaining Applicable Product Escrow Shares shall no longer be subject to the development agreement holdback provisions of this Section 6.2(c), and shall be released from the Escrow Account and distributed to the Members in accordance with the irrespective percentage Membership Interest as set forth on Exhibit A. Not later than thirty days (30) after the date of the distribution to the Members pursuant to this clause (B), Activision shall distribute to the Mat Hoffman Employees or the Shaun Murray Employees, as applicable, either cash or shares of Activision Common Stock, at its option. In the event of a cash distribution, Activision shall distribute such amount of cash equal to the product of (i) the Applicable Payments and (ii) a fraction, the numerator of which is equal to the Remaining Applicable Product Escrow Shares and the of which is equal to the Applicable Product Escrow Shares. In the event of a distribution of Activision Common Stock, Activision shall issue and distribute such number of shares of Activision Common Stock equal to the product of (i) the Applicable Employee Allocation and
(ii) a fraction, the numerator of which is equal to the Remaining Applicable Product Escrow Shares and the denominator of which is equal to the Applicable Product Escrow Shares. Any such distributions shall be made in each case in accordance with the joint written direction of the senior production executives of the Surviving Corporation, which joint written direction shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

               (C) In the event there is no P&L Revenue Shortfall (as shall be determined at the end of each quarter commencing with the month end following the commercial release of such Activision Product), then the Members shall be entitled to all of the Applicable Product Escrow Shares for such Activision Product, and the Applicable Product Escrow Shares for such Activision Product shall no longer be subject to the development agreement holdback provisions of this Section 6.2(c) and shall be released from the Escrow Account and distributed to the Members in accordance with their respective percentage Membership Interest as set forth on Exhibit A. Not later than thirty days (30) after the date of the distribution to the Members pursuant to this clause (C), Activision shall distribute to the Mat Hoffman Employees or the Shaun Murray Employees, as applicable, either cash or shares of Activision Common Stock, at its option. In the event of a cash distribution, Activision shall make the Applicable Payments. In the event of a distribution of Activision Common Stock, Activision shall issue and distribute such number of shares of Activision Common Stock equal to the Applicable Employee Allocation. Any such distribution shall be made in each case in accordance with the joint written direction of the senior production executives of the Surviving Corporation, which joint written direction shall be subject to the approval of Activision Publishing, such approval not to be unreasonably withheld.

     (iv) Activision shall have the right to obtain a release of any Applicable Product Escrow Shares that are subject to the provisions of this Section 6.2(c) by delivery in a timely manner of a Release Notice (as defined in the Warranty Escrow Agreement) to the Members and the Escrow Agent in accordance with the Warranty Escrow Agreement.

     6.3. Registration of Activision Shares. (a) Activision agrees to use its reasonable best efforts to file with the SEC, as soon as practicable after the Closing Date but (subject to Section 6.3(c)) in no event later than thirty (30) days after the Closing Date, a registration statement on Form S 3, or on such other form as may be available, registering under the Securities Act, pursuant to Rule 415 under the Securities Act ("Rule 415") (if available), the offer and sale in the future of all of the Activision Shares issued by Activision to the Members pursuant to this Agreement. In the event that Activision exercises its option to issue to the Mat Hoffman Employees or the Shaun Murray Employees the Applicable Allocation, Activision agrees to use its reasonable best efforts to file with the SEC, as soon as practicable after the date of the issuance of the Applicable Allocation but (subject to Section 6.3(b)) in no event later than thirty (30) days after the date of such issuance, a registration statement on Form S 3, or on such other form as may be available, registering under the Securities Act, pursuant to Rule 415 (if available), the offer and sale in the future of all of the Applicable Allocation issued by Activision to the Mat Hoffman Employees or the Shaun Murray Employees, as applicable, pursuant to this Agreement. Activision further agrees to (a) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, (b) maintain the effectiveness of such registration or successor registration statement filed by Activision for the purpose of registering the shares of Activision Common Stock (such registration statements being collectively referred to as the "Registration Statement") until Activision Shares are eligible to be resold without restriction on disposition pursuant to the Securities Act and its related rules and regulations, (c) update the prospectus included in the Registration Statement (the "Prospectus") from time to time as may be necessary to assure that the Prospectus does not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the Prospectus not misleading, and (d) provide such number of copies of the Registration Statement and the Prospectus (as so updated) to the Members as they may reasonably request in order to facilitate the public sale or other disposition of Activision Shares covered by such Registration Statement.

     (b) Employee Registration. In the event that Activision exercises its option to issue to the Mat Hoffman Employees or the Shaun Murray Employees the Applicable Allocation, Activision agrees to use its reasonable best efforts to file with the SEC, as soon as practicable after the date of the issuance of the Applicable Allocation but (subject to Section 6.3(c)) in no event later than thirty (30) days after the date of such issuance, a registration statement on Form S 3, or on such other form as may be available, registering under the Securities Act, pursuant to Rule 415 (if available), the offer and sale in the future of all of the Applicable Allocation issued by Activision to the Mat Hoffman Employees or the Shaun Murray Employees, as applicable, pursuant to this Agreement. Activision further agrees to (a) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, (b) maintain the effectiveness of such registration or successor registration statement filed by Activision for the purpose of registering the shares of Activision Common Stock (such registration statements being collectively referred to as the "Employee Registration Statement") until the Applicable Allocation are eligible to be resold without restriction on disposition pursuant to the Securities Act and its related rules and regulations, (c) update the prospectus included in the Employee Registration Statement (the "Employee Prospectus") from time to time as may be necessary to assure that the Employee Prospectus does not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the Prospectus not misleading, and (d) provide such number of copies of the Employee Registration Statement and the Employee Prospectus (as so updated) to the Mat Hoffman Employees or the Shaun Murray Employees, as applicable, as they may reasonably request in order to facilitate the public sale or other disposition of the Applicable Allocation covered by such Employee Registration Statement

     (c) Delay of Registration. The Members hereby agree that the filing of the Registration Statement or the Employee Registration Statement, if any, and its effectiveness may be subject to delay, postponement or any lock-up or other conditions as the representative of the managing underwriter pursuant to any underwritten offering of Activision Common Stock.

     (d) Costs and Expenses. Activision shall bear the costs incurred for its legal counsel, accounting and all other costs and expenses in connection with such registration including keeping the Registration Statement or the Employee Registration Statement, if any, effective, which may be incurred in connection with the preparation and filing of the Registration Statement pursuant to
Section 6.3(a) or the Employee Registration Statement, if any, pursuant to
Section 6.3(b). Activision shall have no responsibility for the payment of the brokers' commissions of the Mat Hoffman Employees or the Shaun Murray Employees, as applicable.

     (e) Cooperation and Indemnification.

          (i) The Members agree that they will provide all required cooperation and furnish all necessary information and enter into such agreements customarily required of selling stockholders in connection with the preparation of the Registration Statement filed under the terms of this
Section 6.3, and the Members will represent and warrant the accuracy and completeness of all written information regarding the Members which is furnished by the Members for inclusion in the Registration Statement and will indemnify and hold Activision, and its directors, officers, shareholders, and underwriters harmless from and against any liability, loss or damage (including costs and reasonable attorneys' fees), incurred by or sustained by, or asserted against, any of them, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the information provided by the Members or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (ii) Activision shall indemnify and hold the Members harmless from and against any liability, loss or damage (including costs and reasonable attorneys' fees) incurred by or sustained by, or asserted against, any of them, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or based on any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such untrue statement of material fact (or alleged untrue statement) or omission (or alleged omission) related to information regarding the Members which is furnished by the Members for inclusion in the Registration Statement.

     6.4. Further Assurances. Each party hereto shall, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such other party may reasonably request in order to effectuate the consummation of the Merger. If, at any time or from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

     6.5. Confidentiality. Following the Closing, the Members shall keep confidential all information concerning the business, operations, properties, assets and financial affairs of Shaba and may disclose such information only upon receipt of prior written consent from Activision, as required by law, or if such disclosure is required (a) in connection with the Members' filing of any state or federal income tax returns, or (b) by order of any judicial or administrative authority; provided, however, the Members shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by the Members, (y) is or becomes available to the Members on a nonconfidential basis from a source other than Activision or (z) the Members or any of their affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena.

     6.6. Publicity. Activision and the Members shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     6.7. Member Approval. Each Member, by execution of this Agreement, acknowledges and agrees that such Member has voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and the approval of the Merger.

     6.8. Employment Matters. Employees employed by Shaba immediately prior to the Effective Time shall be employed by Activision Publishing immediately after the Effective Time on such terms and conditions of employment as may be determined by Activision Publishing in its sole discretion, provided that all such employees shall be eligible to participate in the Activision Publishing Internal Project Bonus Plan as modified by the terms of the bonus plan set forth in Exhibit D hereto. Nothing herein is intended or shall be construed to provide for a guarantee of employment or shall otherwise affect the "at will" employment status of the employees of Activision Publishing after the Effective Time.

     6.9. Articles and Bylaws of Merger Subsidiary. Activision and Merger Subsidiary shall not, for a period of four (4) years after the Closing Date, take any action to alter or impair any exculpatory or indemnification provisions in the Certificate of Incorporation or Bylaws of the Merger Subsidiary that may benefit any individual who served as an officer or manager of Shaba at any time, except for any changes that may be required to conform with changes in applicable law.

     6.10. Tax Returns and Shaba Information. The Tax Matters Member of Shaba (as defined in the operating agreement of Shaba) shall cause to be prepared all Shaba tax returns for all tax periods ending on or before the Closing Date, including returns which are due after the Closing Date. The Tax Matters Member shall have sole responsibility and authority to respond to any audit or other inquiries from a governmental authority regarding tax matters in respect of the period prior to the Closing Date. Neither Activision nor any of its subsidiaries shall amend any tax return filed by Shaba unless required to file such amended returns by law or government authority. Activision agrees to maintain and preserve, for a period of five (5) years from the date of this Agreement, all books, records, and other documents pertaining to the business of Shaba prior to the Closing Date and make the same available for inspection or copying by the Members at the expense of the Members during business hours and upon reasonable prior written notice.

                                  ARTICLE VII

                           SURVIVAL; INDEMNIFICATION

     7.1. Survival. (a) Except as otherwise set forth in this Section 7.1, the representations and warranties made in this Agreement (other than the representations and warranties set forth in Section 3.11) or in any agreement, certificate or other document executed at or prior to the Effective Time in connection herewith (each an "Ancillary Document," it being understood that the term "Ancillary Document" shall not include any employment agreements or proprietary information agreements entered into by the Members in connection herewith) shall survive until eighteen (18) months after the date of this Agreement (the "Survival Date"), after which time such representations and warranties shall terminate and shall be of no further force and effect.

     (b) The representations and warranties set forth in Section 3.11 of this Agreement shall survive until three (3) years after the date of this Agreement (the "Tax Survival Date"), after which time such representations and warranties shall terminate and shall be of no further force and effect.

     (c) No investigation by Activision or on Activision's behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of the Members set forth in this Agreement. No investigation by Shaba or the Members or on their behalf heretofore or hereafter conducted shall affect the representations, warranties or covenants of Activision, Activision Publishing, or Merger Subsidiary set forth in this Agreement.

     7.2. Indemnification by the Members; Limitation of Liability. To the fullest extent permitted by law, the Members shall, severally and not jointly, defend, indemnify and hold harmless Activision, Activision Publishing and Merger Subsidiary, and all officers, directors and stockholders of Activision, Activision Publishing and Merger Subsidiary, and their successors and permitted assigns ("Activision Indemnified Parties"), from and against any and all claims, losses, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, costs and expenses (including reasonable attorneys', accountants' and experts' fees and court costs) of every kind and nature (collectively, "Losses") arising out of or resulting from any breach by Shaba or the Members of any representation, warranty, agreement or covenant made by any of them in this Agreement or any Ancillary Document; provided, however, that recovery by the Activision Indemnified Parties from the Members in respect of all Losses shall be limited to an aggregate amount of $9,500,000.

     7.3. Indemnification Procedures. (a) Promptly after receipt by an Activision Indemnified Party under this Section of notice of the commencement of any action or the incurrence of any Loss, such Activision Indemnified Party will, if a claim in respect of such action is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement of such action. Such notice shall include the amount of such claim and a reasonably detailed statement as to the basis for the assertion of the claim. Upon receipt of such notice the indemnifying party or parties shall have the right to assume and control the defense of such action with counsel of its choice, subject to the approval of the Activision Indemnified Party, which approval shall not be unreasonably withheld. The Members hereby agree that Garret Scholz and Jeanne Scholz shall at all times be primarily responsible for the assumption and control of any such defense on behalf of the Members; provided, however, that the foregoing shall not create any individual liability on the part of Garret Scholz and Jeanne Scholz for any such indemnification claim nor make them responsible for advancing costs or legal fees in connection with any such defense. The Activision Indemnified Parties shall have the right to participate in the defense of any action and to be represented by counsel of its or their own selection in connection with such action and to be kept fully and completely informed by the indemnifying party and its counsel as to the status of the action at all stages of the proceedings in such action, all at the Activision Indemnified Party's cost and expense. The Activision Indemnified Party shall cooperate with the indemnifying party in any defense which the indemnifying party assumes. Activision shall be entitled to settle any action solely for monetary damages with respect to which it controls the defense. Garret Scholz and Jeanne Scholz, on behalf of the Members, shall be entitled to settle any action solely for monetary damages with respect to which they control the defense, subject to the prior consent of Activision which consent shall not be unreasonably withheld. The failure to notify an indemnifying party promptly of the commencement of any such action will not relieve him or her or it of any liability that he, she, or it may have to any Activision Indemnified Party except to the extent the indemnifying party has suffered actual prejudice thereby.

     (b) The Members' liability under Section 7.2 shall be several, not joint, and shall be in proportion to their respective Membership Interest as set forth in Exhibit A. Subject to the limitations in this Article VII, any claim for indemnification shall be settled in the following manner:

          (i) Activision shall deliver a Claim Notice (as defined the Warranty Escrow Agreement) for the number of Warranty Escrow Shares equal to the Losses divided by the Offset Price, provided, however, that the Members shall have the right to satisfy any claim for indemnification with cash or other property in lieu of Warranty Escrow Shares;

          (ii) in the event the Members elect to satisfy such claim for indemnification with cash or other property, the Members shall deliver such cash or other property in an amount equal to the Losses;

          (iii) in the event the Members elect to satisfy such claim for indemnification with Warranty Escrow Shares and the amount of the Losses exceeds the amount represented by the Warranty Escrow Shares determined pursuant to clause (i) above, the Members shall deliver cash or other property in the amount equal to (A) the Losses minus (B) the amount determined by multiplying the Offset Price by the number of Warranty Escrow Shares determined pursuant to clause (i) above.

     (c) No claim for indemnification will be valid unless a Claim Notice (as defined the Warranty Escrow Agreement) shall have been delivered pursuant to the Warranty Escrow Agreement on or prior to the Survival Date or the Tax Survival Date, as applicable, after which date the obligation to indemnify shall terminate with respect to any claim except those which were specifically identified in a Claim Notice prior to such date.

     7.4. Claims Resolution Procedure. The parties shall act in good faith as expeditiously as possible to resolve any and all claims for indemnification. To the extent any claims are not Finally Resolved (as defined in the Warranty Escrow Agreement) on or before the Survival Date or the Tax Survival Date (the "Claims Resolution Date"), then the claims shall be resolved in accordance with the following arbitration procedure:

     (a) Each of Activision, on the one hand, and the Members, on the other hand, shall select and appoint an arbitrator within thirty (30) days after the Claims Resolution Date to finally settle all unresolved claims. An arbitrator shall be selected and appointed by notice from one party to the other. The two arbitrators so selected shall select a third arbitrator and give written notice to the parties hereto of such selection within ten (10) days after the Claims Resolution Date. If the two arbitrators cannot agree on a third arbitrator within such ten (10) day period, then each of them shall nominate one person to serve as the third arbitrator and the third arbitrator shall be selected from the two nominees by toss of coin. No arbitrator shall be an officer, director, employee, affiliate or relative of, or have any prior business or personal relationship with, either Activision, or any subsidiary thereof, any of their respective officers and directors, Shaba or the Members.

     (b) The arbitration shall be conducted jointly by the three arbitrators, who shall review all submissions by the parties with respect to the claim and make an award, by majority vote, within forty-five (45) days after the Claims Resolution Date, which award, when signed by each of the arbitrators, shall be final and binding on the parties. Unless otherwise determined by the arbitrators by majority vote, (i) no hearings shall be held, and the decision shall be rendered based on written submissions by the parties, and (ii) all written submissions must be made by the parties within fourteen (14) business days after the date on which the third arbitrator is appointed. Once the award is made, a claim shall be Finally Resolved for purposes of the Warranty Escrow Agreement.

     (c) If either party shall refuse or neglect to select and appoint an arbitrator within five (5) days after the Claims Resolution Date in accordance with Section 7.5(a), then the arbitrator so appointed by the first party, acting alone as the sole arbitrator, shall proceed to arbitrate and resolve all claims, and such arbitrator's award in writing signed by such arbitrator shall be final and binding on the parties.

     (d) All expenses of the arbitration shall be initially shared equally by Activision, on the one hand, and the Members, on the other, provided that the arbitrator(s) shall award legal fees and expenses and the costs of arbitration to the prevailing party or parties in the arbitration. The parties hereto agree that they will cooperate in good faith to allow any arbitration hereunder to occur promptly and be concluded as quickly as is reasonably possible.

     (e) Judgment of any arbitration conducted hereunder may be entered on the arbitrators' award in any court having jurisdiction, and each party hereby consents to the jurisdiction of the California state courts sitting in Los Angeles County for this purpose.

     7.5. Actions by Members. Any action required or permitted to be taken by the Members pursuant to this Article VII may be taken by the Members that held, immediately prior to the Closing, not less than a majority of the Membership Interests, and Activision shall be entitled to rely on a writing executed by such Members.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Activision may assign its rights, interests or obligations hereunder to any affiliate provided that Activision remains obligated hereunder and such assignment does not alter the rights, interests or obligations of the Members hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No assignment permitted under this Agreement shall relieve any such assignor of any of his, her or its obligations under this Agreement and any assignee shall assume in writing all of the undertakings of assignor under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, executors, administrators, successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.2. Entire Agreement. This Agreement (including the Exhibits and Schedules annexed hereto), and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, among the parties with respect thereto, including, without limitation, the Letter of Intent, dated February 15, 2002, between Shaba and Activision. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.3. Notices. Any notice required to be given hereunder shall be in writing and shall be deemed delivered (i) upon delivery if sent by facsimile transmission (confirmed by any of the methods that follow), (ii) upon delivery if sent by overnight courier service (with proof of service) or hand delivery and (iii) three days after mailing by certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

              If to Shaba                 Shaba Games, LLC
                  or the Members:         38 Topside Way
                                          Mill Valley, California 94965
                                          Attn: Garret and Jeanne Scholz
                                          Tel.: (415) 381-4839
                                          Fax: (415) 381-0853

              With a copy to (which shall Donahue, Gallagher, Woods & Woods,LLP not constitute notice): 300 Lakeside Drive, Suite 1900
                                          Oakland,California 94612
                                          Tel.: (510) 451-0544
                                          Fax: (510) 832-1486
                                          Attn: Michael J. Dalton, Esq. and
                                          Alan J. Haus, Esq.

              If to Activision and        Activision, Inc.
                        Merger Subsidiary:3100 Ocean Park Boulevard
                                          Santa Monica, California 90405
                                          Attn.: George Rose, Esq.
                                          Tel.: (310) 255-2603
                                          Fax: (310) 255-2152

              With a copy to (which shall Robinson Silverman Pearce Aronsohn ot constitute notice): & Berman LLP
                                          1290 Avenue of the Americas
                                          New York, New York 10104
                                          Attn: Kenneth L. Henderson, Esq.
                                          Tel.: (212) 541-2275
                                          Fax: (212) 541-1357

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

     8.4. Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     8.5. Governing Law. This Agreement has been executed and delivered by the parties in California, and shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws. All parties consent to the exercise of personal jurisdiction over them in California and agree that any lawsuit arising out of or relating to this Agreement shall be brought exclusively in a court of competent subject matter jurisdiction located within the County of Los Angeles, State of California.

     8.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     8.7. Headings. All of the Section and Article headings in this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     8.8. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.9. No Party Deemed Drafter. The parties agree that no one party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision of this Agreement against any party as the drafter of the Agreement.

     8.10. Incorporation. The Schedules and Exhibits hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.12. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

     8.13. Specific Performance. The parties hereto agree that any material breach or attempted or threatened breach of the provisions of this Agreement could result in irreparable injury to the parties for which no adequate remedy at law would exist, and damages would be difficult to determine, and consent to specific performance of the terms hereof without the posting of bond or any security, without limiting the applicability of any other remedy at law or equity.

     8.14. Expenses. The parties agree that Activision shall bear all costs and expenses incurred by it and Merger Subsidiary, and the Members shall bear all costs and expenses incurred by them and Shaba, in connection with negotiating and completing this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, attorneys' and accountants' fees and expenses.

     8.15. Attorneys' Fees. In any litigation arising out of or related to this Agreement, the party or parties that do not prevail shall pay the prevailing party or parties' costs and expenses (including court costs and reasonable attorneys' fees) incurred in such litigation.

                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                        ACTIVISION, INC.


                                        By:/s/ George L. Rose
                                           ----------------------------
                                           Name: George L. Rose
                                           Title: Senior VP and General Counsel


                                        ACTIVISION PUBLISHING, INC.


                                        By:/s/ George L. Rose
                                           ----------------------------
                                           Name: George L. Rose
                                           Title: Senior VP and General Counsel


                                        SHABA ACQUISITION,INC.


                                        By:/s/ George L. Rose
                                           ----------------------------
                                           Name: George L. Rose
                                           Title: Senior VP and General Counsel


                                        SHABA GAMES, LLC


                                        By:/s/ Garrett A. Scholz
                                           ----------------------------
                                           Name: Garrett . Scholz
                                           Title: Manager

                                        MEMBERS

                                        /s/ Christopher Scholz
                                        ______________________________
                                        Christopher Scholz

                                        /s/ Zachary Krefting
                                        ______________________________
                                        Zachary Krefting


                                        /s/ Richard D'Aloisio
                                        ______________________________
                                        Richard D'Aloisio

                                        /s/ Tom Teuscher
                                        ______________________________
                                        Tom Teuscher


                                        /s/ Scott Werner
                                        ______________________________
                                        Scott Werner


                                        /s/ Gerald T. O'Neil
                                        ______________________________
                                        Gerald T. O'Neil


                                        Scholz Family Revocable Trust, under
                                        Agreement dated as of July 27, 1987

                                        By:/s/ Garret Scholz
                                           ___________________________
                                           Garret Scholz, Trustee


                                        By:/s/ Jeanne Scholz
                                           ___________________________
                                           Jeanne Scholz, Trustee

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